EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to file a joint statement containing the information required by Schedule 13G, including any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of Common Stock of Riverbed Technology, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

February 12, 2008	LIGHTSPEED VENTURE PARTNERS ENTREPRENEUR VI, L.P.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	LIGHTSPEED VENTURE PARTNERS ENTREPRENEUR VI-A, L.P.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	LIGHTSPEED VENTURE PARTNERS VI CAYMAN, L.P.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	LIGHTSPEED VENTURE PARTNERS VI, L.P.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	LIGHTSPEED VENTURE PARTNERS VI-A, L.P.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	VENTURE INVESTORS GENERAL PARTNER L.L.C.
/s/ Christopher J. Schaepe Christopher J. Schaepe, Member, Venture Investors General Partner L.L.C.

February 12, 2008	/s/ Christopher J. Schaepe Christopher J. Schaepe

February 12, 2008	/s/ Gill Cogan
Gill Cogan

February 12, 2008	/s/ Barry Eggers
Barry Eggers

February 12, 2008	/s/ Ravi Mahtre Ravi Mhatre

February 12, 2008	/s/ Peter Nieh Peter Nieh

February 12, 2008	/s/ Carl Showalter Carl Showalter